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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIESACT OF 1933



                            CARCORP USA CORPORATION.
        (Exact name of small business issuer as specified in its charter)

         Delaware                                                26-0003788
(State or other jurisdiction                                    (IRS Employer
    of incorporation)                                        Identification No.)

                           CONSULTING SERVICE CONTRACT
                              (Full Title of Plan)

                                  Michael DeMeo
            1300 East Hillsboro Blvd #102, Deerfield Beach, FL 33441
                     (Name and address of agent for service)

                                 (954)-735-5557
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Dvorak & Associates Ltd.
                       136 Arbor Way, Henderson NV 89026
                                 (702) 768-2960


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
Title of securities to    Amount to be            Proposed maximum        Proposed maximum        Amount of
be registered             registered              offering price per      aggregate offering      Registration Fee(2)
                                                  unit(1)                 price
------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock, par         1,800,000 shares        $.13                    $234,000.00             $21.53
value  $.001 per share
------------------------- ----------------------- ----------------------- ----------------------- -----------------------

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 17th, 2003, a date within five business days prior to the date of filing of this registration statement.

(2) Pursuant to Rule 457(c), based on price of $.13 per share, the average bid and asked price of the registrant's common stock as of January 17, 2003, a date within five business days prior to the date of filing of this registration statement.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1 - PLAN INFORMATION

The information required to be provided pursuant to this Item to the individual participants is set forth in the consulting services contract (the "Consulting Services Contract"). See Exhibit 10.5, hereby attached to this Form S-8.

ITEM 2 - REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will provide without charge to each participant upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Carcorp USA Corporation, 1300 East Hillsboro Blvd #102, Deerfield Beach, FL 33441 Attn: Michael DeMeo. Phone: (954)-735-5557.


--------------------------------------------------------------------------------

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the following documents filed by Carcorp USA Corporation, a Delaware corporation ("CUSA" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

(i) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002,

(ii) Registrants annual report on Form 10KSB for the year ended December 31, 2001;

All documents filed by us with the Commission pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.


ITEM 4 - DESCRIPTION OF SECURITIES

N/A

ITEM 5 - INTEREST OF NAMED EXPERTS AND COUNSEL

None


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ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VI of the Corporations By-Laws states as follows:

ARTICLE VI: Indemnification of Officers and Directors. Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.


ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

N/A

ITEM 8 - EXHIBITS

3.1 Article of Incorporation of CarCorp USA Corporation (formerly Hydrox Sales Corp.) a Delaware corporation. (1)

3.2 By-Laws of CarCorp USA Corporation (formerly Hydrox Sales Corp.) a Delaware Corporation. (1)

5.1      Letter re: Legality of Shares being issued

10.5     Consultant Agreement

24.2     Consent of Attorneys (contained in Exhibit 5.1 of this filing)
--------------------

(1) Incorporated by reference to the Exhibits to the Registration Statement filed by the Registrant on Form SB-2 (Commission File No. 333-73286) dated November 13, 2001.)


ITEM 9 - UNDERTAKINGS

(a) UNDERTAKING TO UPDATE

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.


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(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: January 24, 2003                    CARCORP USA CORPORATION

                                          By: /s/ Michael DeMeo
                                              -----------------------------
                                              Michael DeMeo




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.


Date: January 24, 2003                    CARCORP USA CORPORATION

                                          By: /s/ Micheal DeMeo
                                              -----------------------------
                                              Michael DeMeo